Exhibit 99.3

FORM OF PROXY CARD — SHAREHOLDERS ONLY

HISOFT TECHNOLOGY INTERNATIONAL LIMITED

FOR USE AT THE EXTRAORDINARY GENERAL MEETING (“EGM”)

TO BE HELD ON NOVEMBER 6, 2012 (OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

For use at the EGM (or at any postponement or adjournment thereof) of the holders of common shares of $0.0001 each (the “Shares”) in the capital of HiSoft Technology International Limited (“HiSoft”).

I/We, (1)

being the registered holder(s) of Shares, HEREBY APPOINT the Chairman of the EGM or (2)

as my/our proxy (“Proxy”) to attend and act for me/us and on my/our behalf at the EGM (or at any postponement or adjournment thereof) beginning at 9.00 am (Beijing time) on November 6, 2012 for the purpose of considering and, if thought fit, authorizing and approving:

•                  subject to the requisite vote being obtained to pass the HiSoft Capital Increase, the HiSoft Share Issuance and the HiSoft Articles Amendments (each as defined below), the consolidation of the share capital of HiSoft, in which every 13.9482 issued and unissued common shares, par value US$0.0001 per share, of HiSoft would be consolidated into one common share, par value US$0.00139482 per share, of HiSoft (such consolidation of the share capital of HiSoft, the “HiSoft Share Consolidation”), such that following the HiSoft Share Consolidation, the authorized share capital of HiSoft would be US$87,200 divided into 62,517,028 common shares, par value US$0.00139482 per share, of HiSoft;

•                  subject to the requisite vote being obtained to pass the HiSoft Share Issuance and the HiSoft Articles Amendments (each, as defined below), upon the passing of the above resolution authorizing and approving the HiSoft Share Consolidation, the increase in the authorized share capital of HiSoft to US$167,378.40 divided into 120,000,000 common shares, par value US$0.00139482 per share, by the creation of an additional 57,482,972 common shares, par value US$0.00139482 per share, each to rank pari passu in all respects with the existing common shares (the “HiSoft Capital Increase”);

•                  subject to the requisite vote being obtained to pass the HiSoft Share Consolidation, the HiSoft Capital Increase and the HiSoft Articles Amendments (as defined below), the allotment and issue of HiSoft common shares, par value US$0.00139482 per share, including HiSoft shares underlying HiSoft American depositary shares (the “HiSoft Share Issuance”), that constitute the consideration for the merger (the “merger”) pursuant to and in accordance with the terms and conditions set forth in the agreement and plan of merger dated as of August 10, 2012, as amended by the amendment dated as of August 31, 2012 (the “merger agreement”), by and among HiSoft, VanceInfo Technologies Inc. (“VanceInfo”), an exempted company with limited liability incorporated under the laws of the Cayman Islands, Chemistry Merger Sub Inc. (“Merger Sub”), an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of HiSoft, and Chemistry Merger Sub II Inc. (“Merger Sub II”), an exempted company with limited liability incorporated under the laws of the Cayman Islands;

•                  subject to the requisite vote being obtained to pass the HiSoft Share Consolidation, the HiSoft Capital Increase and the HiSoft Share Issuance, the name of HiSoft be changed from “HiSoft Technology International Limited” to “Pactera Technology International Ltd.” in English and  in Chinese, with effect from the effective time of the merger (the “Name Change”);

•                  subject to the requisite vote being obtained to pass the HiSoft Share Consolidation, the HiSoft Capital Increase and the HiSoft Share Issuance, the memorandum of association of HiSoft be amended from the effective time of the merger as follows (the “Amended Memorandum”):

(i) Clause 1 of the memorandum of association of HiSoft be deleted in its entirety and replaced by the following:

“1. The name of the company is “Pactera Technology International Ltd.” in English and  in Chinese.”; and

(ii) Clause 6 of the memorandum of association of HiSoft be deleted in its entirety and replaced by the following:

“6. The authorized share capital of the Company is US$167,378.40 divided into 120,000,000 common shares of par value US$0.00139482 each (“Common Shares”) with power for the Company insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (2011 Revision) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any condition or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained PROVIDED ALWAYS that, notwithstanding any provision to the contrary contained in this Memorandum of Association, the Company shall have no power to issue bearer shares.”;

•                  subject to the requisite vote being obtained to pass the HiSoft Share Consolidation, the HiSoft Capital Increase and the HiSoft Share Issuance, the articles of association of HiSoft be amended with effect from the effective time of the merger as follows (the “Amended Articles” and, together with the Amended Memorandum, the “HiSoft Articles Amendments”):

(i) Under Article 2(1), the definition of the “Company” be amended as follows:

“Company”                                 “Pactera Technology International Ltd.” in English and  in Chinese.”

(ii) The last sentence of Article 114, as set forth below, be deleted in its entirety:

“In the case of any equality of votes the chairman of the meeting shall have an additional or casting vote.”; and

•                  in the event that there are insufficient proxies received at the time of the EGM to authorize and approve the HiSoft Share Consolidation, the HiSoft Capital Increase, the HiSoft Share Issuance and the HiSoft Articles Amendments proposed at the EGM, the chairman of the EGM be instructed to adjourn the EGM in order to allow HiSoft to solicit additional proxies;

as referred to in the Notice convening the EGM, dated                    , 2012, and at such EGM (or at any postponement or adjournment thereof) to vote for me/us and in my/our name(s) in respect of the following resolutions in the following manner:

		For(3)	Against(3)	Abstain(3)

1.

As an ordinary resolution, THAT, conditioned on the requisite vote being obtained to pass the HiSoft Capital Increase, the HiSoft Share Issuance and the HiSoft Articles Amendments, the HiSoft Share Consolidation be authorized and approved.

		☐	☐	☐

2.	As an ordinary resolution, THAT, conditioned on the requisite vote	☐	☐	☐

being obtained to pass the HiSoft Share Issuance, the HiSoft Articles Amendments and the HiSoft Share Consolidation, the HiSoft Capital Increase be authorized and approved.

3.

As an ordinary resolution, THAT, conditioned on the requisite vote being obtained to pass the HiSoft Share Consolidation, the HiSoft Capital Increase and the HiSoft Articles Amendments, the HiSoft Share Issuance that constitute the consideration for the merger be authorized and approved.

		☐	☐	☐

4.

As a special resolution, THAT, conditioned on the requisite vote being obtained to pass the HiSoft Share Consolidation, the HiSoft Capital Increase and the HiSoft Share Issuance, the Name Change be authorized and approved.

		☐	☐	☐

5.

As a special resolution, THAT, conditioned on the requisite vote being obtained to pass the HiSoft Share Consolidation, the HiSoft Capital Increase and the HiSoft Share Issuance, the HiSoft Articles Amendments be authorized and approved.

		☐	☐	☐

6.

As an ordinary resolution, THAT in the event that there are insufficient proxies received at the time of the EGM to authorize and approve the HiSoft Share Consolidation, the HiSoft Capital Increase, the HiSoft Share Issuance and the HiSoft Articles Amendments proposed at the EGM, the chairman of the EGM be instructed to adjourn the EGM in order to allow HiSoft to solicit additional proxies.

		☐	☐	☐

HiSoft has filed a registration statement on Form F-4, which includes a prospectus of HiSoft relating to the HiSoft shares as HiSoft ADSs to be issued in connection with the merger and which also functions as a joint proxy statement of HiSoft and VanceInfo under Cayman Islands law (the “Joint Proxy Statement/Prospectus”), with the U.S. Securities and Exchange Commission (“SEC”). The Joint Proxy Statement/Prospectus can be viewed on the SEC’s website at www.sec.gov, and a physical copy of the Joint Proxy Statement/Prospectus can be mailed to you without charge upon written request to HiSoft Technology International Limited, Building C-4, No. 66 Xixiaokou Road, Haidian District, Beijing 100192, People’s Republic of China, or by contacting Mr. Ross Warner, by telephone at +86-10-5987-5865, or email at investor_relations@hisoft.com. HiSoft’s annual report on Form 20-F for the year ended December 31, 2011 may also be obtained from the SEC website or upon request to us as set forth above.

In order to be valid, this form of proxy together with any power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof, must be returned in the postage paid envelope we have provided or returned addressed to as soon as possible and in any event so that it is received by HiSoft no later than 9:00 a.m. on November 2, 2012 (Hong Kong time). In default this form of proxy shall not be treated as valid, provided always that the chairman of the EGM may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. Completion and delivery of this form of proxy will not preclude you from attending the EGM and voting in person at the EGM if you so wish, but in the event of your attending the EGM and voting at the EGM after having lodged this form of proxy, this form of proxy will be deemed to have been revoked.

Dated this	day of	2012

Signature(s)(4)

Notes:

(1)                                  Full name(s) and addresses to be inserted in BLOCK CAPITALS.

(2)                                  If no name is inserted, a shareholder is deemed to have nominated the chairman of the EGM as proxy. If any proxy other than the chairman of the EGM is preferred, please strike out the words “the chairman of the EGM or” and insert the name and address of your proxy desired in the space provided. You are entitled to appoint one or more proxies (who must be an individual) to attend and vote in your stead. Your proxy need not be a member of HiSoft but must attend the EGM in person to represent you. ANY ALTERATION MADE TO THIS FORM OF PROXY MUST BE INITIALED BY THE PERSON(S) WHO SIGN(S) IT.

(3)                                  The Board of Directors recommends you vote FOR the proposals. IMPORTANT: IF YOU WISH TO VOTE IN FAVOR OF THE PROPOSALS, TICK THE BOX MARKED “For.” IF YOU WISH TO VOTE AGAINST THE PROPOSALS, TICK THE BOX MARKED “Against.” IF YOU WISH TO ABSTAIN FROM VOTING IN RELATION TO THE PROPOSALS, TICK THE BOX MARKED “Abstain.” Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies shall have discretion to vote as they determine. Proxies shall also be authorized to vote upon such other business as may properly come before the EGM, or any postponement or adjournment thereof in their discretion.

(4)                                  This form of proxy must be signed by you or your duly authorized attorney in writing or, in the case of a corporation, either under its common seal or under the hand of an officer, attorney or other person duly authorized. If a corporation or partnership, please set out the full corporate or partnership name and the full title of any authorized person signing on the corporation or partnership’s behalf. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.

Joint owners should each sign personally. Where there are joint registered holders of any share(s) in HiSoft, any one of such joint holders may vote at the EGM, either personally, or by proxy, in respect of such share(s) as if he/she were solely entitled thereto; but if more than one of such joint holders are present at the EGM, either personally or by proxy, the vote of the senior holder who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the register of members of HiSoft.